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                                                                   Exhibit 4.3


               AMENDMENT NO. 2 TO LOAN AND WARRANT AGREEMENT AND
                         REGISTRATION RIGHTS AGREEMENT



         This AMENDMENT NO. 2 TO LOAN AND WARRANT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of December 14, 2006, by and among Zoltek Companies, Inc., a Missouri corporation ("Zoltek"), and the lenders identified on the signature pages hereto (each, a "Lender" and, collectively, the "Lenders").

                                   RECITALS
                                   --------

         1. Zoltek and the Lenders are parties to a Loan and Warrant Agreement, dated as of September 29, 2005, as amended by that certain Amendment No. 1 to Loan and Warrant Agreement and Registration Rights Agreement dated as of April 28, 2006 (as amended, the "September Purchase Agreement"), pursuant to which Zoltek issued and sold to the Lenders an aggregate of $60,000,000 of Notes and certain Warrants (each as defined in the September Purchase Agreement). The Notes and Warrants issued under the September Purchase Agreement are referred to in this Amendment as the "September Notes" and "September Warrants," respectively. Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the September Purchase Agreement.

         2. In connection with the September Purchase Agreement, Zoltek and the Lenders entered into a Registration Rights Agreement, dated as of September 29, 2005, as amended by that certain Amendment No. 1 to Loan and Warrant Agreement and Registration Rights Agreement dated as of April 28, 2006 (as amended, the "September Registration Rights Agreement"), pursuant to which Zoltek undertook certain registration obligations to the Lenders.

         3. Zoltek and the Lenders now wish to further modify certain of the terms of the September Purchase Agreement and the September Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Zoltek and each Lender, severally and not jointly, agree as follows:

1. Exercise of September Warrants. Subject to the terms hereof, each Lender
   ------------------------------
         agrees to exercise 100% of the warrants issued to the Lender in September 2005, December 2005 and February 2006 for an aggregate of 827,789 shares of Common Stock (pertaining to September Warrants to acquire an aggregate of 827,789 shares of Common Stock) on the Business Day following the date of this Agreement ("Closing Date").

         1.1 In consideration for such exercise, Zoltek shall issue to each Lender a warrant in the form of Exhibit B attached hereto (the
                                         ---------
         "Additional Warrants"), registered in the name


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         of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading "Additional
                          ----------
         Warrants" at an Exercise Price of $28.06 per share.

2. Closing. Subject to the terms hereof and Section 7 and notwithstanding any
   -------
         provision of the September Purchase Agreement to the contrary, each Lender and Zoltek agree that the closing of the issuance of the Additional Warrants (the "Closing") shall occur on the Closing Date.

         2.1. In connection with the Closing, Zoltek shall issue to each Lender a warrant in the form of Exhibit B hereto, registered
                                                  ---------
                  in the name of such Lender pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading "Additional Warrants."
                  ----------

         2.2. The Additional Warrants will not be exercisable into shares of Common Stock until the Company has obtained Nasdaq Approval. For the purposes of this Amendment, the term "Nasdaq Approval" shall mean the date in which the Company receives approval from Nasdaq to issue all of the Additional Warrants and the underlying shares of Common Stock contemplated by this Amendment. Zoltek shall use its best efforts to obtain the Nasdaq Approval as promptly as possible. To the extent Nasdaq requires Zoltek to obtain the consent of its shareholders, Zoltek hereby agrees that the provisions of Section 11(iii) of the September Warrants shall apply and are hereby incorporated into this Amendment.

3. Registration. Zoltek will use commercially reasonable efforts to prepare and
   ------------
         file a registration statement to cover all shares of Common Stock issuable under the Additional Warrants and the Registrable Securities issued to the Lenders in July 2006 and October 2006 pursuant to the September Loan Agreement (the "Additional Registration Statement"). Such Additional Registration Statement shall constitute a "Registration Statement" under the September Registration Rights Agreement, and shall be subject to all the rights and obligations of and upon each of Zoltek and the "Lenders" thereunder. With respect to the Additional Registration Statement, as contemplated by Section
         2(b) of the September Registration Rights Agreement, the Filing Date shall be the 20th calendar day following the Closing Date. The calculation of the Effectiveness Date with respect to the Additional Registration Statement contemplated by Section 2(b) of the September Registration Rights Agreement shall be the earlier of: (i) the 90th day following the Closing Date; provided, however, that, if the
                                         --------  -------
         Commission reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (i) shall be the 120th day following the date hereof and (ii) the fifth Trading Day following the date on which Zoltek is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments. Notwithstanding any provision of Section 2(c) of the September Registration


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         Rights Agreement to the contrary, in the event Zoltek breaches any of its obligations with respect to the Additional Registration Statement under this Section 3 or the September Registration Rights Agreement, Zoltek shall issue to the Lenders an amount of unregistered Common Stock equal to 35% of the total number of shares of Common Stock into which the New Warrants and the convertible notes and warrants originally issued to the Lenders in July 2006 and October 2006 pursuant to the September Loan Agreement would be convertible or exercisable, as the case may be.

4. Certain Waivers.
   ---------------

         4.1. In consideration of the transactions contemplated herein, with respect to the inability of the Company to maintain the availability of the Registration Statement on Form S-1 (the "Resale Registration Statement") filed by the Company and declared effective by the SEC with respect to registration of the resale of Registrable Securities issued to the Lenders in September 2005, December 2005, February 2006 and May 2006 pursuant to the September Loan Agreement, and Registrable Securities issued to the Lender pursuant to the 2003 Securities Purchase Agreement, the 2004 Securities Purchase Agreement, the 2004 Loan Agreement and the 2005 Loan Agreement (the "Prior Transactions"), (i) the Lenders hereby agree to waive and release Zoltek from any Event and any liquidated or other damages to which the Lenders may be entitled under the September Registration Rights Agreement and the Prior Registration Rights Agreements or otherwise, and (ii) the Lenders hereby waive any Event of Default arising or continuing under all notes, debentures and warrants issued pursuant to the September Purchase Agreement and the Prior Transactions. For the purposes of this Section 4, the term "Prior Registration Rights Agreements" shall mean each of the registration rights agreements among Zoltek and the Lenders executed in connection with the Prior Transactions. Notwithstanding the foregoing, in the event that the foregoing Resale Registration Statement has not been made available for use by the Lenders on or prior to December 31, 2006, this waiver shall be null and void and shall not be deemed to extend to any such failure and all provisions of the September Registration Rights Agreement and the Prior Registration Rights Agreements applicable with respect to failure to maintain the availability of the Resale Registration Statement for use by the Lenders shall be reinstated.

         4.2. In consideration of the transactions contemplated herein, with respect to the fact that the Company did not file a Registration Statement or have a Registration Statement declared effective with respect to registration of the resale of Registrable Securities issued to the Lenders pursuant to the September Loan Agreement (i) the Lenders hereby waive and release Zoltek from any Event and any liquidated or other damages to which the Lenders may be entitled under the September Registration Rights Agreement or otherwise, and (ii) the Lenders hereby waive any Event of Default arising or continuing under all notes, debentures and warrants issued pursuant to the September Purchase Agreement and the Prior Transactions. Notwithstanding the foregoing, in the event that


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                  Zoltek has not satisfied its obligations with respect to the
                  Additional Registration Statement under Section 3 above, this waiver shall be null and void and shall not be deemed to extend to any such failure and all provisions to maintain the availability of the Resale Registration Statement for use by the Lenders shall be reinstated.

         4.3. In consideration of the transactions contemplated herein, with respect to the delay by the Company in filing with the SEC proxy materials calling a meeting of its shareholders seeking approval of the Shareholder Proposal prior to the Proxy Filing Date or obtain shareholder approval of the Shareholder Proposal by the Shareholder Approval Date as provided in Section 5(b)(iii) of the September Notes, the Lenders hereby waive any Event of Default arising or continuing under all notes, debentures and warrants issued pursuant to the September Purchase Agreement and the Prior Transactions. Notwithstanding the foregoing, in the event that proxy materials calling a meeting of its shareholders seeking approval of the Shareholder Proposal are not filed prior to January 15, 2007, this waiver shall be null and void and shall not be deemed to extend to any such failure and all provisions of the September Purchase Agreement shall be reinstated.

         4.4. In consideration of the transactions contemplated herein, the Lenders hereby amend the provisions of Section 4.16 and any other provision of the September Purchase Agreement which would prohibit or restrict the ability of Zoltek to utilize the net proceeds from the sale of the securities under the September Purchase Agreement to satisfy a judgement, settle or post a bond with respect to the action filed in the United States District Court for the Eastern District of Missouri by SP Systems Inc. against a subsidiary of Zoltek in an amount not to exceed $36,000,000.

5. Continued Validity of Transaction Documents under Purchase Agreements. The
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         parties hereto agree that the September Purchase Agreement, the
         September Registration Rights Agreement and the Transaction Documents entered into in connection therewith (as amended by this Amendment), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated.

6. Miscellaneous.
   -------------

         6.1.     Fees and Expenses. Zoltek has agreed to reimburse Rockmore
                  -----------------
                  Investment Master Fund, Ltd ("Rockmore") $15,000 for its legal fees and expenses in connection with this Amendment. Accordingly, the amount Rockmore must pay to Zoltek upon exercise of the warrants under Section 1 shall be reduced by $15,000. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. Zoltek shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

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         6.2.     Entire Agreement. This Amendment and the Transaction
                  ----------------
                  Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         6.3.     Equal Treatment of Lenders. No consideration shall be
                  --------------------------
                  offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Lender by Zoltek and negotiated separately by each Lender, and is intended to treat for Zoltek and the Lenders as a class and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

         6.4.     Public Announcement. Zoltek shall, by 5:00 p.m. Eastern time
                  -------------------
                  on December 15, 2006, issue a press release disclosing the material terms of the transactions contemplated hereby and by 4:30 p.m. Eastern time on the second Business Day following the date hereof, file a Current Report on Form 8-K, attaching such press release and the relevant Transaction Documents thereto, each reasonably acceptable to each Lender. Zoltek and each Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Zoltek nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of Zoltek, with respect to any press release of any Lender, or without the prior consent of each Lender, with respect to any press release of Zoltek, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Zoltek shall not publicly disclose the name of any Lender, or include the name of any Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Lender, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case Zoltek shall provide the Lenders with prior notice of such disclosure permitted under subclause (i) or (ii).

         6.5.     Notices. Any and all notices or other communications or
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                  deliveries required or permitted to be provided hereunder
                  shall be in writing and shall be deemed given and effective as specified in the September Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the September Purchase Agreement.

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         6.6.     Amendments; Waivers. No provision of this Amendment may be
                  -------------------
                  waived or amended except in a written instrument signed, in the case of an amendment, by Zoltek and each Lender or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         6.7.     Amendment Controls. If any topic is addressed in the
                  ------------------
                  September Purchase Agreement and the September Registration Rights Agreement (or any document related thereto), on the one hand, and in this Amendment, on the other hand, this Amendment shall control.

         6.8.     Construction. The headings herein are for convenience only,
                  ------------
                  do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         6.9.     Governing Law. All questions concerning the construction,
                  -------------
                  validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 8.8 of the September Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

         6.10.    Survival. The representations and warranties contained
                  --------
                  herein shall survive the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

         6.11.    Execution. This Amendment may be executed in two or more
                  ---------
                  counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         6.12.    Severability. If any provision of this Amendment is held to
                  ------------
                  be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

         6.13.    Independent Nature of Lenders' Obligations and Rights. The
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                  obligations of each Lender hereunder are several and not
                  joint with the obligations of any other


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                  Lender, and no Lender shall be responsible in any way for
                  the performance of the obligations of any other Lender. Nothing contained herein, and no action taken by any Lender pursuant hereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. The Lenders have not relied upon the same legal counsel in their review and negotiation of this Amendment. Zoltek has elected to provide all Lenders with the same terms and form of Amendment for the convenience of Zoltek and not because it was required or requested to do so by the Lenders. Each Lender represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Malhotra & Associates LLP represents only Rockmore in connection with this Amendment.

                           (Signature Pages Follow)





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ZOLTEK COMPANIES, INC.



By: /s/ Kevin Schott
   ---------------------------------------------
   Name:  Kevin Schott
   Title: Chief Financial Officer

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOR PURCHASERS FOLLOWS]







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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ______Omicron Master Trust
Signature of Authorized Signatory of Investing Entity: _________________________ Name of Authorized Signatory: __________________________________________________
Title of Authorized Signatory: _________________________________________________
Email Address of Authorized Entity:_____________________________________________





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SCHEDULE A
----------

                      ---------------------------------------
                                                ADDITIONAL
                                                 WARRANTS
                      ---------------------------------------
                            Rockmore
                           Investment
                        Master Fund, Ltd         144,219
                      ---------------------------------------
                        Omicron Master
                            Trust                311,065
                      ---------------------------------------
                          Smithfield
                         Fiduciary LLC           124,168
                      ---------------------------------------
                        Iroquois Capital,
                              L.P.                82,779
                      ---------------------------------------
                       Cranshire Capital,
                              L.P.                82,779
                      ---------------------------------------
                           Midsummer
                        Investment Ltd.           82,779
                      ---------------------------------------
                              Total              827,789
                      ---------------------------------------